                                   ANNEX III



--------------------------------------------------------------------------------










                            STOCKHOLDERS' AGREEMENT

                                     among

                               KIN NETWORK, INC.

                                    and its

                                  STOCKHOLDERS


                          Dated as of _______ __, 1997







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                               TABLE OF CONTENTS
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                                                                                                  Page
                                                                                                  ----
ARTICLE I
         Certain Definitions.........................................................................1

ARTICLE II
         Management Arrangements.....................................................................8
                  Section 2.1. Conduct of Business...................................................8
                  Section 2.2. Articles of Incorporation; No Conflict with Agreement................10
                  Section 2.3. Registration of Common Stock.........................................11
                  Section 2.4. Access to Information................................................11

ARTICLE III
         Corporate Governance.......................................................................11
                  Section 3.1. Board of Directors...................................................11
                  Section 3.2. Removal..............................................................12
                  Section 3.3. Vacancies............................................................13
                  Section 3.4. Covenant to Vote.....................................................13

ARTICLE IV
         Transfers of Securities....................................................................13
                  Section 4.1. Restrictions on Transfer.............................................13
                  Section 4.2. Exceptions to Restrictions...........................................14
                  Section 4.3. No Transfer to Competitors...........................................14
                  Section 4.4. Endorsement of Certificates..........................................14
                  Section 4.5. Improper Transfer....................................................15

ARTICLE V
         Purchase Rights............................................................................15
                  Section 5.1. Transfers by a Stockholder...........................................15
                  Section 5.2. Transfer of Offered Securities to Third Parties......................16
                  Section 5.3. Purchase of Offered Securities.......................................17
                  Section 5.4. Waiting Period with Respect to Subsequent Transfers..................17
                  Section 5.5. Change in Control Option.............................................17
                  Section 5.6. Right of First Refusal for New Securities............................18
                  Section 5.7. Legally Binding Obligation; Power of Attorney; Personal Rights.
                   .................................................................................19




                  Section 5.8. Right to Join in Sale................................................19

ARTICLE VI
         Registration Rights........................................................................20
                  Section 6.1. Demand Registrations.................................................20
                  Section 6.2. Piggyback Registrations..............................................22
                  Section 6.3. Registration Procedures..............................................24
                  Section 6.4. Indemnification......................................................27
                  Section 6.5. Contribution.........................................................29
                  Section 6.6. Rule 144.............................................................30

ARTICLE VII
         Termination................................................................................30
                  Section 7.1. Certain Terminations.................................................31

ARTICLE VIII
         Miscellaneous..............................................................................31
                  Section 8.1. Successors and Assigns...............................................31
                  Section 8.2. Amendment and Modification; Waiver of Compliance.....................31
                  Section 8.3. Notices..............................................................32
                  Section 8.4. Entire Agreement; Governing Law......................................32
                  Section 8.5. Injunctive Relief....................................................33
                  Section 8.6. Inspection...........................................................33
                  Section 8.7. Headings.............................................................33
                  Section 8.8. Recapitalizations, Exchanges, Etc., Affecting the Securities.........33
                  Section 8.9. Counterparts.........................................................33


                            STOCKHOLDERS' AGREEMENT

         STOCKHOLDERS' AGREEMENT, dated as of ________ __, 1997, among KIN Network, Inc., a Kansas corporation (together with its successors and assigns, the "Company"), Advanced Communications Group, Inc., a Delaware corporation ("ACG"), and Liberty Cellular, Inc., a Kansas corporation ("Liberty") ("ACG" and "Liberty", collectively, together with their respective successors and assigns, the "Stockholders").

                              W I T N E S S E T H:

         WHEREAS, the Company, as of the date hereof, is authorized by its Articles of Incorporation, as amended (a true and correct copy of which, as in effect on the date hereof, has been delivered to each Stockholder), to issue capital stock consisting of 10,000,000 shares of its Common Stock, no par value per share (the "Common Stock");

         WHEREAS, on the date hereof (i) an aggregate of 412,221 shares of Common Stock are owned of record and beneficially by the Stockholders; and (ii) no other shares of Common Stock, or warrants, options, rights or other securities exercisable for or convertible into Common Stock are issued or outstanding;

         WHEREAS, the parties hereto deem it in their best interests and in the best interests of the Company to provide consistent and uniform management for the Company and desire to enter into this Agreement in order to effectuate that purpose and to set forth their respective rights and obligations in connection with their investment in the Company; and

         WHEREAS, the parties hereto also desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the shares of Common Stock, including issued and outstanding shares of Common Stock as well as shares of Common Stock that may be issued hereafter, and to provide for certain rights and obligations in respect thereto as hereinafter provided;

         NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereto hereby agree as follows:


                                   ARTICLE I
                              CERTAIN DEFINITIONS

         As used in this Agreement, the following terms shall have the following respective meanings:

         AFFILIATE shall mean with respect to any Person, (a) any Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person or (b) any Person who is a director or executive officer (i) of such Person, (ii) of any Subsidiary of such Person, or (iii) of any Person described in the foregoing clause (a). For purposes of this definition, "control" of a Person shall mean the power, direct or indirect, (i) to vote or direct the voting of 50% or more of the outstanding shares of voting Capital Stock of such Person, or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         AGREEMENT shall mean this Agreement as in effect on the date hereof and as hereafter from time to time amended, modified or supplemented in accordance with the terms hereof.

         APPRAISED VALUE shall mean the fair market value per share of Common Stock determined by agreement between the Board of Directors and a Stockholder or, if such agreement is not obtained within 30 days after the relevant determination date, by a qualified investment bank selected by 75% of the members of the Board of Directors. For purposes of determining Appraised Value, the fair market value of the Common Stock shall equal the price per share of Common Stock that could be obtained in an open (non-forced) sale of all of the outstanding Common Stock, with ample time for marketing and closing and assigning equal value to each share of Common Stock. The cost of any investment bank will be borne by the Company and any such investment bank will be given full access to the books, records, properties and employees of the Company and its Subsidiaries.

         ARTICLES OF INCORPORATION is defined in the Recitals. Such term shall also include the Articles of Incorporation as hereafter from time to time amended in accordance with the terms thereof and of this Agreement.

         BOARD OF DIRECTORS shall mean the Board of Directors of the Company as from time to time hereafter constituted.

         BY-LAWS shall mean the By-Laws of the Company as in effect on the date hereof and as hereafter amended in accordance with the terms hereof and thereof.

         CAPITAL STOCK shall mean, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock or equity capital, including, without limitation, shares of preferred or preference stock, general and limited partnership interests, and any rights, warrants or options exercisable for or convertible into such capital stock or equity capital.

         CHANGE IN CONTROL shall mean the occurrence with respect to any Stockholder of any of the following events:

                  (a) a report on Schedule 13D is filed with the Commission pursuant to Section 13(d) of the Exchange Act, disclosing that any Person, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than such Stockholder (or one of its subsidiaries) or any employee benefit plan sponsored by such Stockholder (or one of its subsidiaries), is the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange
         Act), directly or indirectly, of 20 percent or more of the combined voting power of the then-outstanding securities of such Stockholder;

                  (b) a report is filed by such Stockholder disclosing a response to either Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, or to Item 1 of Form 8-K promulgated under the Exchange Act, or to any similar reporting requirement hereafter promulgated by the Commission;

                  (c) any Person, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than such Stockholder (or one of its subsidiaries) or any employee benefit plan sponsored by such Stockholder (or one of its subsidiaries), shall purchase securities pursuant to a tender offer or exchange offer to acquire any securities for cash, securities or any other consideration, provided that after consummation of the offer, the Person, entity or group in question is the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 20 percent or more of the combined voting power of the then-outstanding securities of such Stockholder;

                  (d)      the stockholders of such Stockholder shall approve:

                           (i)      any merger, consolidation, or
                                    reorganization of such Stockholder;

                                    (A) in which such Stockholder is not the
                           continuing or surviving corporation,

                                    (B) pursuant to which shares of outstanding
                           voting securities of such Stockholder would be converted into cash, securities or other property,

                                    (C) with a corporation which prior to such
                           merger, consolidation, or reorganization owned 20 percent or more of the combined voting power of the then-outstanding securities of the Company, or

                                    (D) in which such Stockholder will not
                           survive as an independent, publicly-owned corporation in the event that such Stockholder was a publicly-owned corporation prior to such merger, consolidation or reorganization;

                           (ii) any sale, lease, exchange or other transfer (in
                  one transaction or a series of related transactions) of all or substantially all the assets of such Stockholder, or

                           (iii) any liquidation or dissolution of such
                  Stockholder;

                  (e) the stockholders of such Stockholder shall approve a merger, consolidation, reorganization, recapitalization, exchange offer, purchase of assets or other transaction after the consummation of which any Person, entity or group (as defined in accordance with Section 13(d) or 14(d) of the Exchange Act) would own beneficially in excess of 50% of the combined voting power of the then-outstanding securities of the Company;

                  (f) the occurrence of the distribution of any rights to the stockholders of such Stockholder pursuant to any stockholders' rights plan that may be adopted by such Stockholder in the future; or

                  (g) during any period of two consecutive years, the individuals who at the beginning of such period constituted the Board of Directors of such Stockholder cease for any reason to constitute a majority of such board, unless the election or nomination for election by such Stockholder's stockholders of each new director during any such two-year period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

         COMMON STOCK is defined in the Recitals.

         COMMISSION shall mean the Securities and Exchange Commission and any successor commission or agency having similar powers.

         COMPANY is defined in the preamble.

         COMPANY SECURITIES shall have the meaning specified in Section
6.1(g).

         CONSOLIDATED TOTAL CAPITALIZATION shall mean consolidated total stockholders' equity plus consolidated total long-term debt of the Company and its Subsidiaries, all as determined in accordance with GAAP.

         DISPOSING STOCKHOLDER shall have the meaning specified in Section
5.8(a).

         EXCHANGE ACT shall mean, as of any date, the Securities Exchange Act of 1934, as amended, or any similar Federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of such similar Federal statute.

         FIRST OFFER PRICE shall have the meaning specified in Section 5.1 (a).

         FIRST OFFER TERMS shall have the meaning specified in Section 5.1 (a).

         FULLY DILUTED COMMON STOCK at any time shall mean all shares of Common Stock then issued and outstanding plus all shares of Common Stock issuable upon the exercise of any warrants, options or rights to acquire Common Stock which are then outstanding, regardless of whether such warrants, options, other rights are at the time exercisable.

         GAAP shall mean generally accepted accounting principles from time to time in effect in the United States.

         HOLDER REQUEST shall have the meaning specified in Section 6.1 (a).

         MANAGEMENT AGREEMENT shall mean the Management Agreement dated as of January 1, 1997 between KINI, L.C., a Kansas limited liability company, and the Company, as amended.

         MATERIAL SUBSIDIARY shall mean a Subsidiary of the Company that owns "substantial assets" (as defined in Section 2.1(b)(iii)).

         NASD shall mean the National Association of Securities Dealers, Inc., or any successor regulatory body exercising similar functions.

         NEW SECURITIES shall have the meaning specified in Section 5.6(b).

         NOTICE OF EXERCISE shall have the meaning specified in Section
5.1(b).

         NOTICE OF INTENTION shall have the meaning specified in Section
5.1(a).

         OFFERED SECURITIES shall have the meaning specified in Section
5.1(a).

         PARENT shall mean, with respect to any Person, any other Person of which such Person is a direct or indirect Subsidiary.

         PERMITTED TRANSFEREE shall mean, with respect to any Stockholder, those Persons to whom transfers of Securities are permitted to be made by such Stockholder pursuant to Subsection (b) of Section 4.2 hereof.

         PERSON shall mean an individual or a corporation, association, partnership, joint venture, organization, business, individual, trust, or any other entity or organization.

         PRIME RATE shall mean the lesser of (a) the reference interest rate announced from time to time by ______________ at its principal banking office in _______, ______ County, ________ on loans to such bank's most creditworthy customers or (b) 10% per annum.

         PROPOSED PURCHASER shall have the meaning specified in Section 5.8(b).

         PUBLIC OFFERING shall mean a public offering and sale of equity securities of the Company pursuant to an effective registration statement on Form S-1 under the Securities Act.

         PURCHASE OFFER shall have the meaning specified in Section 5.8(b).

         QUALIFIED PUBLIC OFFERING shall mean a Public Offering of Common Stock, at the conclusion of which the aggregate number of issued and outstanding shares of Common Stock that have been sold to the public pursuant to one or more effective registration statements under the Securities Act is equal to at least 20% of the Fully Diluted Common Stock after giving effect to such sale and the listing of the Common Stock on the New York Stock Exchange, American Stock Exchange, Nasdaq Stock Market or the National Association of Securities Dealers, Inc. Automated Quotation System.

         REGISTRABLE SECURITIES shall mean the following:

                  (a) all shares of Common Stock outstanding on the date hereof or issuable under warrants or options outstanding on the date hereof; and

                  (b) any shares of Common Stock issued or issuable by the Company in respect of any shares of Common Stock referred to in the foregoing clause (a) by way of a pay-in-kind dividend, stock dividend or stock split or in connection with a combination or subdivision of shares, reclassification, recapitalization, merger, consolidation or other reorganization of the Company.

         As to any particular Registrable Securities that have been issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) they shall have been distributed to the public
                                      -6-
pursuant to Rule 144, (iii) they shall have been otherwise transferred or disposed of, and new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company, and subsequent transfer or disposition of them shall not require their registration or qualification under the Securities Act or any similar state law then in force, or (iv) they shall have ceased to be outstanding.

         REGISTRATION EXPENSES shall mean any and all out-of-pocket expenses incident to the Company's performance of or compliance with Article VI hereof, including, without limitation, all Commission, stock exchange or NASD registration and filing fees, all fees and expenses of complying with securities and blue sky laws (including the reasonable fees and disbursements of underwriters' counsel in connection with blue sky qualifications and NASD filings), all fees and expenses of the transfer agent and registrar for the Registrable Securities, all printing expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, and the reasonable fees and disbursements of one firm of counsel (other than house counsel) retained by the holders of a majority of the Registrable Securities included in the offering to represent such holders in the offering, but excluding underwriting discounts and commissions and applicable transfer and documentary stamp taxes, if any, which shall be borne by the seller of the securities in all cases.

         RELATED ENTITY shall mean, with respect to any Person, (a) any direct or indirect Subsidiary of such Person, (b) any Parent of such Person or (c) any Person which has the same Parent as such Person.

         SALE PROPOSAL shall have the meaning specified in Section 5.1 (a).

         SECURITIES shall mean the Stock.

         SECURITIES ACT shall mean, as of any date, the Securities Act of 1933, as amended, or any similar Federal statute then in effect, and in reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar Federal statute.

         SELLING STOCKHOLDER shall have the meaning specified in Section
5.1(a).

         SIGNIFICANT TRANSACTION shall have the meaning specified in Section 2.1(b).

         STOCK with respect to any Person shall mean Capital Stock of such Person of any class or classes, the holders of which are ordinarily (and not only upon the happening of a contingency) entitled to vote for the election of members of the board of directors (or Persons performing similar functions) of such Person, including, without limitation, the Common Stock.

         STOCKHOLDER shall mean (i) any Stockholder and (ii) any Permitted Transferee of Stockholder, or of any other Permitted Transferee, who becomes a party to or bound by the provisions of this Agreement in accordance with the terms hereof.

         STOCK RIGHTS shall mean at any time any and all warrants, options and other rights outstanding at such time to purchase or otherwise acquire Common Stock of the Company of any class, whether or not such warrants, options or rights are exercisable at such time. At the date of this Agreement, the Company has no issued and outstanding Stock Rights.

         SUBJECT STOCKHOLDER shall have the meaning specified in Section 5.5.

         SUBSIDIARY shall mean as to any Person a corporation or partnership of which a majority of the outstanding shares of voting Capital Stock are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person. At the date of this Agreement the Company has no Subsidiaries.

         THIRD PARTY shall mean, as to any Stockholder, any person other than a Permitted Transferee of such Stockholder.

         UNDERWRITTEN OFFERING shall have the meaning specified in Section 6.1
(g).

                                   ARTICLE II
                            MANAGEMENT ARRANGEMENTS

         SECTION 2.1. CONDUCT OF BUSINESS.

         (a) The parties hereto confirm that it is their intention that the business and affairs of the Company and its Subsidiaries shall be managed by its Board of Directors in the best interests of the Company and its Subsidiaries taken as a whole. In furtherance of the foregoing, each of the parties hereto agrees that, after the date hereof, except in the case of transactions expressly contemplated by this Agreement, neither the Company nor any of its Subsidiaries will enter into any written or oral contract, agreement or other arrangement to engage in business or enter into any transaction, or will engage in business or enter into any transaction, with any Stockholder or any Affiliate of a Stockholder (other than the Company and its Subsidiaries) unless the terms and provisions of such contract, agreement or other arrangement or the terms on which such business or transaction is conducted, as the case may be, are fair to the Company or such Subsidiary and are substantially equivalent to terms that would have been obtained in an arm's-length relationship. The provisions of this Section 2.1 (a) shall be deemed satisfied if the relevant transaction (i) has been approved by 75% of the members of the Board of Directors voting on such matter, excluding any director designees of the Stockholder who (or whose Affiliate has) an interest in the transaction and such interest was disclosed to the Board of Directors prior to such approval and other directors abstaining from such vote or (ii) is a commercial transaction entered into in the ordinary course of business by the Company or its Subsidiary and such transaction has been negotiated on arm's length terms between the operating management or employees of the Company or its Subsidiary and the other party to the transaction.

         (b) Notwithstanding the fact that no vote may be required, or that a lesser percentage vote may be specified, by law, by the Articles of Incorporation or By-Laws, by any agreement with any national securities exchange or otherwise, except as hereinafter provided in this paragraph (b) or otherwise in this Agreement, the Company and the Stockholders shall not take or permit any of the following actions (individually, a "Significant Transaction") unless otherwise authorized by a vote of at least 75% of the members of the entire Board of Directors:

                  (i) Any merger or consolidation involving the Company or any Subsidiary of the Company (other than transactions involving the merger or consolidation of a wholly-owned Subsidiary of the Company into the Company or with or into another wholly-owned Subsidiary of the Company), if such merger or consolidation would involve the Company or one or more Subsidiaries that in the aggregate own (or, following such transaction, would own) "substantial assets" under subparagraph (iii) below.

                  (ii) Any sale, lease, exchange, transfer or other disposition, directly or indirectly, in a single transaction or series of related transactions, of all or substantially all, or a substantial part, of the assets of the Company or any of its Subsidiaries, or of any of the outstanding capital stock of any Subsidiary of the Company, to or with any Person other than to or with the Company or a wholly-owned Subsidiary of the Company. The term "substantial part" means assets having a gross fair market value which exceeds 20% of the Consolidated Total Capitalization of the Company and its Subsidiaries, as reflected on the consolidated balance sheet of the Company and its Subsidiaries as at the end of the last full fiscal quarter prior to the date such determination is made.

                  (iii) Any purchase, lease, exchange or other acquisition of assets (including securities) by the Company or any Subsidiary of the Company, in a single transaction or a series of related transactions, if such assets constitute or would constitute substantial assets. The term "substantial assets" means assets having a gross fair market value which, or assets to be acquired for consideration which, exceeds 20% of the Consolidated Total Capitalization of the Company and its Subsidiaries, as reflected on the consolidated balance sheet of the Company and its Subsidiaries as at the end of the last full fiscal quarter prior to the date such determination is made.

                  (iv) Any increase or reduction of the number of shares of any class of the Company's authorized Capital Stock or the creation of any additional class of Capital Stock of the Company, or the issuance or sale of shares of Capital Stock of the Company or any of its Subsidiaries (or warrants, options or rights to acquire shares of Capital Stock or securities convertible into or exchangeable for Capital Stock or any type of debt instrument which has equity features), except the issuance or sale of shares of Capital Stock of a wholly-owned Subsidiary of the Company to the Company or to another wholly-owned Subsidiary of the Company.

                  (v) Any amendment to or modification or repeal of any provision of the Articles of Incorporation or By-Laws of the Company.

                  (vi) Any amendment to or modification or repeal of any provision of, or the termination of, the Management Agreement.

                  (vii) The dissolution of the Company; the adoption of a plan of liquidation of the Company or any Subsidiary of the Company holding "substantial assets" (as defined in subparagraph (iii) above); any action by the Company or any Subsidiary of the Company to commence any suit, case proceeding or other action (A) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or making a general assignment for the benefit of its creditors.

                  (viii) Any redemption, offer to purchase made by the Company or any of its Subsidiaries or other acquisition of Stock or Stock Rights of the Company.

         SECTION 2.2. ARTICLES OF INCORPORATION; NO CONFLICT WITH AGREEMENT.

         (a) Each Stockholder hereby acknowledges receipt of a copy of the Articles of Incorporation as in effect on the date hereof. The provisions of the Articles of Incorporation are hereby approved by, and made a part of this Agreement among, the parties hereto.

         (b) Each Stockholder shall vote its shares of Stock, and shall take all other actions necessary or appropriate, to ensure that the Articles of Incorporation and By-Laws of the Company do not, at any time, conflict with the provisions of this Agreement.

         SECTION 2.3. REGISTRATION OF COMMON STOCK. In the event of a Public Offering of Common Stock, each Stockholder shall, at a meeting convened for the purpose of amending the Articles of Incorporation, vote to increase the number of issued and outstanding shares of Common Stock, whether by stock split, stock dividend or otherwise, or change in its par value or increase the authorized number of shares of stock, as recommended by 75% of the members of the entire Board of Directors.

         SECTION 2.4. ACCESS TO INFORMATION. The Company will permit each Stockholder and its representatives at its expense to visit and inspect all properties, books and records of the Company and its Subsidiaries and to discuss the affairs, finances and accounts of the Company with the principal officers of the Company, its attorneys and auditors, all at such reasonable times and as often as may reasonably be requested in order to enable each Stockholder to reasonably monitor its investment in the Company. All information obtained by each Stockholder will be kept confidential and used only for purposes related to his investment in the Company.

                                  ARTICLE III
                              CORPORATE GOVERNANCE

         SECTION 3.1. BOARD OF DIRECTORS.

         (a) The Stockholders and the Company hereby agree that at all times after the Closing Date, the Board of Directors of the Company and the board of directors (or comparable governance body of any partnership) of each Material Subsidiary, shall consist entirely of the members described in this Section 3.1
(a). On the Closing Date and from time to time thereafter, the Stockholders shall take all such actions as may be necessary or appropriate to cause the persons described below to be elected or re-elected as the members of the Board of Directors and to be maintained in such positions at all times:

                  (i)      four persons designated by ACG; and

                  (ii)     five persons designated by Liberty.

         (b) Each Stockholder hereby agrees to vote all shares of Stock owned or held of record by such Stockholder, at each annual or special meeting of Stockholders of the Company at which directors of the Company are to be elected, in favor of, or to take all actions by written consent in lieu of any such meeting as are necessary to cause, the election or re-election as members of the Board of Directors of those individuals described in Section 3.1 (a), and to otherwise effect the intent of the provisions of Section 3.1 (a).

         (c) Each committee of the Board of Directors and, unless otherwise agreed by ACG and Liberty, each board of directors (or comparable governance body of any partnership) of each Material Subsidiary shall include a number of directors designated by each Stockholder (rounded to the nearest whole number, but in no event less than one such director) equivalent to the proportion of directors designated by each Stockholder then serving on the whole Board of Directors or the whole board of directors of such Material Subsidiary, as applicable.

         (d) The Board of Directors and, unless otherwise agreed by ACG and Liberty, the board of directors of each Material Subsidiary shall follow the following procedures:

                  (i) Meetings. Meetings of the applicable board of directors may be held at any time upon the call of at least two directors, by oral, telephonic, telegraphic or facsimile notice duly given or sent at least one day, or by written notice sent by express mail at least three days, before the meeting to each director. Reasonable efforts shall be made to ensure that each director actually receives timely notice of any meeting. An annual meeting of the Board of Directors shall be held without notice immediately following the annual meeting of stockholders of the Company.

                  (ii) Agenda. A reasonably detailed agenda shall be supplied to each director reasonably in advance of each meeting of the applicable board of directors, together with other appropriate documentation with respect to agenda items calling for board action, to inform adequately directors regarding matters to come before the board. Any director wishing to place a matter on the agenda for any meeting of the applicable board of directors may do so by communicating with the Chairman of the Board sufficiently in advance of the meeting of the applicable board of directors so as to permit timely dissemination to all directors of information with respect to the agenda items.

         SECTION 3.2. REMOVAL. If a director designated and elected pursuant to
         Section 3.1,

                  (i) has been designated pursuant to Section 3.1(a)(i) and, during such director's term as director, ACG requests by written notice to the other Stockholders that such director be removed; or

                  (ii) has been designated pursuant to Section 3.1 (a)(ii) and, during such director's term as director, Liberty requests by written notice to the other Stockholders that such director be removed;

then in each case such director shall be removed upon the affirmative vote of the holders of a majority of the outstanding shares of Stock, and each Stockholder hereby agrees promptly to vote all shares of Stock owned or held of record by it and to take all such other actions as may be necessary or appropriate to effect such removal in accordance with such request.

         SECTION 3.3. VACANCIES. In the event that a vacancy is created on the Board of Directors at any time by the death, disability, retirement, resignation or removal of any director or for any other reason there shall exist or occur any vacancy on the Board of Directors, each Stockholder hereby agrees to take such actions as will result in the election or appointment as a director of an individual designated or elected to fill such vacancy and serve as a director by the Stockholders that had designated or elected (pursuant to Section 3.1) the director whose death, disability, retirement, resignation or removal resulted in such vacancy on the Board of Directors (in the manner set forth in Section 3.1).

         SECTION 3.4. COVENANT TO VOTE. Each Stockholder hereby agrees to take all actions necessary to call, or cause the Company and the appropriate officers and directors of the Company to call, a special or annual meeting of Stockholders of the Company and to vote all shares of Stock owned or held of record by such Stockholder at any such meeting and at any other annual or special meeting of stockholders in favor of, or take all actions by written consent in lieu of any such meeting as may be necessary to cause, the election as members of the Board of Directors of those individuals so designated in accordance with, and to otherwise effect the intent of, this Article III. In addition, each Stockholder agrees to vote the shares of Stock owned by such Stockholder upon any other matter arising under this Agreement submitted to a vote of the stockholders in such a manner as to implement the terms of this Agreement.

                                   ARTICLE IV
                            TRANSFERS OF SECURITIES

         SECTION 4.1. RESTRICTIONS ON TRANSFER. Each Stockholder agrees that it will not, directly or indirectly, offer, sell, transfer, assign or otherwise dispose of (or make any exchange, gift, assignment or pledge of) (collectively, for purposes of Articles IV and V hereof only, a "transfer") any of its shares of Stock or Stock Rights, except as provided in Section 4.2 or in accordance with Article V or other than in connection with an exercise of any Stock Right in accordance with its terms. In addition to the other restrictions noted in this Article IV, each Stockholder agrees that it will not, directly or indirectly, offer, sell, transfer, assign or otherwise dispose of any of its Securities except as permitted under the Securities Act and other applicable securities laws.

         SECTION 4.2. EXCEPTIONS TO RESTRICTIONS. The provisions of Section 4.1 (and Article V except as noted below) shall not apply to any of the following transfers:

         (a)      Pursuant to a Public Offering;

         (b)      Pursuant to a merger of the Company; and

         (c)      Pursuant to Sections 5.1, 5.2, 5.3, 5.5 and 5.8.

         The provisions of this Agreement shall be applied to the shares of Stock and Stock Rights owned by any Permitted Transferee of a Stockholder in the same manner and to the same extent as though such Stock or Stock Rights were owned by such Stockholder.

         SECTION 4.3. NO TRANSFER TO COMPETITORS. Notwithstanding any provision of this Agreement to the contrary, no Stockholder shall transfer any Stock or Stock Rights to a Person (a) that is an individual or (b) that the Board of Directors has determined in good faith competes with the Company in any material respect, without the prior written consent of 75% of the members of the entire Board of Directors of the Company.

         SECTION 4.4. ENDORSEMENT OF CERTIFICATES.

         (a) In addition to any other legend which the Company may reasonably deem advisable under the Securities Act and applicable state securities laws, the certificates representing all shares of Stock and all Stock Rights subject to this Agreement shall be endorsed at all times during the term of this Agreement as follows:

         THIS [CERTIFICATE / WARRANT / OPTION] IS SUBJECT TO, AND IS TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF A STOCKHOLDERS AGREEMENT DATED AS OF _______ __, 1997, AMONG THE COMPANY, ADVANCED COMMUNICATIONS GROUP, INC. AND LIBERTY CELLULAR, INC., A COPY OF THE ABOVE REFERENCED AGREEMENT WILL BE FURNISHED BY THE COMPANY WITHOUT CHARGE UPON WRITTEN REQUEST BY ANY STOCKHOLDER TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

         (b) Except as otherwise expressly provided in this Agreement, all certificates representing shares of Stock and all certificates or other instruments representing Stock Rights now or hereafter issued to or acquired by any of the Stockholders or their successors hereto shall bear the legend set forth above and such shares of Stock and Stock Rights shall be subject to the applicable provisions of this Agreement. The obligations of each party hereto shall be binding upon each transferee to whom shares of Stock or Stock Rights are transferred by any party hereto (including, without limitation, any Third Party to whom shares are transferred pursuant to Article V), except in the case of transfers pursuant to Subsection (b) or (c) of Section 4.2. Prior to consummation of any transfer, except for transfers pursuant to Subsection (b) or (c) of Section 4.2, such party shall cause the transferee to execute an agreement in form and substance reasonably satisfactory to the other parties hereto, providing that such transferee shall fully comply with the terms of this Agreement. Prompt notice shall be given to the Company by the transferor of any transfer (whether or not to a Permitted Transferee) of any of its Stock or Stock Rights.

         SECTION 4.5. IMPROPER TRANSFER. Any attempt to transfer or encumber any shares of Stock or any Stock Rights not in accordance with this Agreement shall be null and void and neither the issuer of such Securities nor any transfer agent of such Securities shall give any effect to such attempted transfer or encumbrance in its stock records.

                                   ARTICLE V
                                PURCHASE RIGHTS

         SECTION 5.1. TRANSFERS BY A STOCKHOLDER.

         (a) Except for sales of Securities pursuant to the provisions of
Article VI hereof, transfers permitted by clauses (a) and (b) of Section 4.2 and the provisions of Sections 5.5 and 5.8, if at any time any Stockholder shall desire to sell any Securities owned by it (such Stockholder desiring to sell Securities being referred to herein as a "Selling Stockholder"), then such Selling Stockholder shall deliver written notice of its desire to sell Securities (a "Notice of Intention"), accompanied by a copy of a proposal relating to such sale (the "Sale Proposal"), to each of the other Stockholders and to the Company, setting forth such Selling Stockholder's desire to make such sale (which shall be for cash only), identifying the Securities proposed to be transferred and stating the number of shares of Stock proposed to be transferred or the number of shares covered by Stock Rights proposed to be transferred (the "Offered Securities"), the cash price or prices per applicable Security at which such Selling Stockholder proposes to sell the Offered Securities (the "First Offer Price") and the other terms applicable thereto (the "First Offer Terms").

         (b) Upon receipt of the Notice of Intention, the Company and the other Stockholders shall then have the right to purchase at the First Offer Price and on the other terms specified in the Sale Proposal all or, subject to Section 5.1(d), any portion of the Offered Securities in the following order of priority: the Company shall have the first right to purchase the Offered Securities, and thereafter,the other Stockholders shall have the right to purchase the Offered Securities pro rata on the basis of the respective numbers of shares of Fully Diluted Common Stock owned by them or represented by Stock Rights owned by them (or in such other proportion as such Stockholders may unanimously agree). The rights of the Stockholders and the Company pursuant to this Section 5.1 (b) shall be exercisable by the delivery of notice to the Selling Stockholder (each a "Notice of Exercise"), within 30 calendar days from the date of delivery of the Notice of Intention. The Notice of Exercise shall state the total numbers of shares of Stock or Stock Rights such Stockholder (or the Company) is willing to purchase without regard to whether or not other Stockholders purchase any shares of the Offered Securities. A copy of such Notice of Exercise shall also be delivered by each Stockholder to the Company and each other Stockholder. The rights of the Stockholders and the Company pursuant to this Section 5.1(b) shall terminate if unexercised 30 calendar days after the date of delivery of the Notice of Intention.

         (c) In the event that the Company or any Stockholder exercises its rights to purchase any or all of the Offered Securities in accordance with
Section 5.1 (b), then the Selling Stockholder must sell Offered Securities to the Company or such Stockholder (as the case may be) within 30 calendar days from the date of the delivery of the last Notice of Exercise received by the Selling Stockholder.

         (d) Notwithstanding the foregoing provisions of this Section 5.1, unless the Selling Stockholder shall have consented to the purchase of less than all of the Offered Securities, neither the Company nor any Stockholder may purchase any Offered Securities unless all of the Offered Securities are to be purchased.

         (e) For purposes of this Article V, if the Company or any Stockholder shall fail to give notice of its election to exercise an option hereunder within the specified time period, then the Company or such Stockholder (as the case may be) will be deemed to have waived its rights with respect thereto on the day after the last day of such period.

         SECTION 5.2. TRANSFER OF OFFERED SECURITIES TO THIRD PARTIES. Subject to compliance with Section 5.8, if all notices required to be given pursuant to
Section 5.1 have been duly given and the Stockholders and the Company determine not to exercise their respective options to purchase the Offered Securities or determine to exercise their respective options to purchase less than all of the Offered Securities without receiving the consent of the Selling Stockholder as required by Section 5.1(d) and the Selling Stockholder does not desire to sell less than all the Offered Securities, then the Selling Stockholder shall have the right, for a period of 120 calendar days from the earlier of (i) the expiration of the applicable option period pursuant to Section 5.1 with respect to such Sale Proposal or (ii) the date on which such Selling Stockholder receives notice from other Stockholders and the Company that they will not exercise in whole or in part the options granted pursuant to Section 5.1, to sell to any Third Party the Offered Securities remaining unsold at a price not less than the First Offer Price and on terms substantially the same as the other First Offer Terms.

         SECTION 5.3. PURCHASE OF OFFERED SECURITIES.

         (a) The consummation of any purchase and sale pursuant to Section 5.1 shall take place on such date, not later than 30 calendar days after the expiration of the applicable option period pursuant to Section 5.1 with respect to such option, as the Selling Stockholder shall select.

         (b) Prior to the consummation of any sale pursuant to Section 5.1 or 5.2, the Selling Stockholder shall comply with Section 4.4(b) hereof. Upon the consummation of any such purchase and sale, the Selling Stockholder shall deliver certificates and/or other instruments evidencing the

Offered Securities sold duly endorsed, or accompanied by written instruments of transfer in form satisfactory to the purchaser duly executed, by the Selling Stockholder, free and clear of any liens, against delivery of the purchase price constituting the First Offer Price payable in the manner specified in
Section 5.1 (a). Shares of Stock or Stock Rights sold pursuant to this Section
5.3 shall remain subject to all of the provisions of this Agreement in the hands of the transferee thereof, and prior to the completion of such sale such transferee shall agree in a writing in form and substance reasonably satisfactory to the Company to be bound and shall become bound by the terms of this Agreement.

         SECTION 5.4. WAITING PERIOD WITH RESPECT TO SUBSEQUENT TRANSFERS. In the event that the Company and the Stockholders do not exercise their options to purchase the Offered Securities, and the Selling Stockholder shall not have sold the Offered Securities to a Third Party for any reason before the expiration, as applicable, of the 120-day period described in Section 5.2, then such Selling Stockholder shall not give another Notice of Intention pursuant to
Section 5.1 for a period of 180 calendar days after the last day of such 120-day period.

         SECTION 5.5. CHANGE IN CONTROL OPTION. Each Stockholder (which term, for purpose of this Section 5.5, shall include all Permitted Transferees thereof as the context may require) shall be subject to the purchase and sale obligations set forth in this Section 5.5 in the event that it undergoes a Change in Control. If any Stockholder undergoes a Change in Control ("Subject Stockholder"), the remaining Stockholders shall have the option to purchase, on a pro rata basis (based upon the number of shares of Fully Diluted Common Stock owned by each such Stockholder), all the Subject Stockholder's shares of Stock, and the Subject Stockholder shall be obligated to sell such shares of Stock to the other Stockholders. The price per share at which such Stock shall be purchased shall be the Appraised Value. Such option must be exercised, and the shares of Stock purchased, within 60 days after the date on which the Change in Control occurs. To the extent not exercised within that time period, the option will expire and be of no further force and effect. The purchase price for each share of Stock purchased pursuant to this Section 5.5 shall be payable in cash.

         SECTION 5.6. RIGHT OF FIRST REFUSAL FOR NEW SECURITIES.

         (a) The Company hereby grants to the Stockholders a pro rata right of first refusal to purchase shares of any New Securities (as defined below) which the Company may, from time to time, propose to sell and issue. Such right of first refusal shall allow each Stockholder to purchase a pro rata portion of the shares of Stock or Stock Rights or other securities, as may be included in the New Securities proposed to be issued. Such pro rata portions shall be determined by reference to the aggregate number of shares of Fully Diluted Common Stock held by each Stockholder before the proposed issuance of New Securities. In the event a Stockholder does not purchase any or all of its pro rata portion of New Securities, the remaining Stockholders shall have the right to purchase their respective pro rata portions of such unpurchased New Securities until all of the New Securities are purchased or until no other Stockholder desire to purchase any more New Securities; provided, that all such remaining Stockholders purchasing Stock or Stock Rights, as the case may be, hereunder shall have held Stock or Stock Rights, respectively, before the issuance of the New Securities. The right of first refusal granted hereunder shall terminate if, unexercised within thirty
(30) days after receipt of the notice described in Section 5.6(c) below.

         (b) "New Securities" shall mean any authorized but unissued shares, and any treasury shares, of Capital Stock (including Common Stock) of the Company and all rights, options or warrants to purchase Capital Stock (including, without limitation, Stock Rights), and securities of any type whatsoever that are, or may become, convertible into Capital Stock; provided, however. that the term "New Securities" does not include (i) shares of Common Stock issued upon the exercise of Stock Rights or other rights to acquire Stock that are issued after the date hereof in a transaction in which the Stockholders have the right to purchase their respective pro rata portions of the relevant Stock Rights or other rights pursuant to Section 5.6(a) hereof, in each such case in accordance with the terms thereof; (ii) securities issued pursuant to the acquisition of another corporation or other entity by the Company by merger, purchase of all or substantially all of the assets or other reorganization; (iii) shares of Stock issued in connection with any stock split, stock dividend or recapitalization of the Company; and (iv) any borrowings, direct or indirect, from financial institutions or other Persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have equity features, including warrants, options or other rights to purchase Capital Stock, and are not convertible into or exchangeable for Capital Stock of the Company; and (vi) shares and options to purchase shares of Common Stock issued to employees, officers or directors of the Company pursuant to any stock incentive plan, provided that the aggregate number of shares of Common Stock issued pursuant to the stock incentive plans approved by at least 75% of the members of the entire Board of Directors.

         (c) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Stockholder written notice of its intention, describing the number of shares of Stock and/or Stock Rights or other securities it intends to issue as New Securities, the purchase price therefor (which shall be payable solely in cash) and the terms upon which the Company proposes to issue the same. Each Stockholder shall have 30 days from the date such notice is given to determine whether to purchase all or any portion of the Stockholder's pro rata share of such New Securities for the purchase price and upon the terms specified in the Company's notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

         (d) The obligations of the Company under this Section 5.6 shall terminate immediately prior to any Public Offering pursuant to a firm commitment underwriting.

         SECTION 5.7. LEGALLY BINDING OBLIGATION; POWER OF ATTORNEY; PERSONAL RIGHTS. Subject to Section 5.1 (a), the making of an offer, the giving or failing to give notice within the stated period, the acceptance of an offer or the making of a decision or election, in each case as provided in Sections 5.1,
5.6 or 5.8, shall create a legally binding obligation to buy or sell, as the case may be, the subject Securities as provided in such Sections 5.1, 5,2, 5.3, 5.5, 5.6 or 5.8 respectively.

         SECTION 5.8. RIGHT TO JOIN IN SALE.

         (a) If any Stockholder or group of Stockholders proposes to sell, dispose of or otherwise transfer in any single or related series of transactions any Securities representing more than 10% of the Fully Diluted Common Stock (each a "Disposing Stockholder") other than to the Company or the Stockholders pursuant to Section 5.1 hereof, such Disposing Stockholder shall refrain from effecting, other than to a Permitted Transferee, such transaction unless, prior to the consummation thereof, each other Stockholder shall have been afforded the opportunity to join in such sale on a pro rata basis, as hereinafter provided.

         (b) Prior to consummation of any proposed sale, disposition or transfer of the Securities described in Section 5.8(a), the Disposing Stockholder shall cause the person or group that proposes to acquire such shares (the "Proposed Purchaser") to offer (the "Purchase Offer") in writing to each other Stockholder to purchase shares of Stock and/or Stock Rights owned by such Stockholder which are the same type, class or series proposed to be sold by the Disposing Stockholders, such that sum of the number of shares of such Stock so offered to be purchased and the number of shares of Stock then represented by the Stock Rights so offered to be purchased from such Stockholder shall be equal to the product obtained by multiplying the total number of shares of the same type, class or series of Stock or other Securities being sold by the Disposing Stockholder then owned by such Stockholder by a fraction, the numerator of which is the aggregate number of shares of each type, class or series of Stock or other Securities proposed to be purchased by the Proposed Purchaser from the Disposing Stockholder or Stockholders and the denominator of which is the aggregate number of outstanding shares of each type, class or series of Stock or other Securities that are owned by the Disposing Stockholder or Stockholders. Such purchase shall be made at the price per share and on such other terms and conditions as the Proposed Purchaser has offered to purchase each type, class or series of Stock or other Securities, as the case may be, to be sold by the Disposing Stockholder or Stockholders. Each Stockholder shall have 20 days from the date of receipt of the Purchase Offer in which to accept such Purchase Offer, and the closing of such purchase shall occur within 30 days after such acceptance or at such other time as such Stockholder and the Proposed Purchaser may agree. The number of shares of Stock and/or Stock Rights, as the case may be, to be sold to the Proposed Purchaser by the Disposing Stockholder or Stockholders shall be reduced by the aggregate number of shares of Stock and/or Stock Rights, as the case may be, purchased by the Proposed Purchaser from the other Stockholders pursuant to the acceptance by them of Purchase Offers in accordance with the provisions of this Section 5.8(b). In the event that a sale or other transfer subject to this Section 5.8 is to be made to a Proposed Purchaser who is not a Stockholder, the Disposing Stockholder shall notify the Proposed Purchaser that the sale or other transfer is subject to this Section 5.8 and shall ensure that no sale or other transfer is consummated without the Proposed Purchaser first complying with this Section 5.8. It shall be the responsibility of each Disposing Stockholder to determine whether any transaction to which it is a party is subject to this Section 5.8.

                                   ARTICLE VI
                              REGISTRATION RIGHTS

         SECTION 6.1. DEMAND REGISTRATIONS.

         (a) At any time after the Company's first Public Offering, any Stockholder may request in writing that the Company effect the registration under the Securities Act of all or part of its Registrable Securities, specifying in the request the number and types of Registrable Securities to be registered by each such holder and the intended method of disposition thereof (such notice is hereinafter referred to as a "Holder Request"). Upon receipt of such Holder Request, the Company will promptly give written notice of such requested registration to all other holders of Registrable Securities, which other holders shall have the right, subject to the provisions of Section 6.1(h) hereof, to include the Registrable Securities held by them in such registration and thereupon the Company will, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of:

                  (i) the Registrable Securities which the Company has been so requested to register pursuant to the Holder's Request; and

                  (ii) all other Registrable Securities which the Company has been requested to register by any other holder thereof by written request given to the Company within 30 calendar days after the giving of such written notice by the Company, all to the extent necessary to permit the disposition of the Registrable Securities so to be registered pursuant to an Underwritten Offering; provided, however, that the Company shall not be obligated to file a registration statement pursuant to any Holder Request under this Section 6.1 (a):

                  (1) Unless the Company shall have received requests for such registration with respect to at least 10% of the Fully Diluted Common Stock;

                  (2) Other than a registration statement on Form S-3 or a similar short form registration statement, within a period of 12 months after the effective date of any other registration statement relating to any registration request under this Section 6.1 (a) that was not effected on Form S-3 (or any similar short form); or

                  (3) Within the six month period immediately following the effective date of a registration previously effected by the Company pursuant to this Section 6.1.

         (b) Notwithstanding the foregoing provisions of Section 6.1 (a), the Company shall not be obligated to file more than two registration statements pursuant to this Section 6.1.

         (c) If the Company proposes to effect a registration requested pursuant to this Section 6.1 by the filing of a registration statement on Form S-3 (or any similar short-form registration statement), the Company will comply with any request by the managing underwriter to effect such registration on another permitted form if such managing underwriter advises the Company that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering.

         (d) A registration requested pursuant to Section 6.1 (a) will not be deemed to have been effected unless it has become effective; provided, that, if after it has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court, such registration will be deemed not to have been effected.

         (e) The Company will pay all Registration Expenses in connection with each of the registrations of Registrable Securities effected by it pursuant to this Section 6.1.

         (f) The Board of Directors of the Company shall have the right to select the investment banker (or investment bankers) that shall manage the proposed offering (collectively, the "managing underwriter").

         (g) Whenever a requested registration pursuant to this Section 6.1 involves a firm commitment underwriting (an "Underwritten Offering"), the only shares that may be included in such Offering are (i) Registrable Securities, and (ii) securities of the Company which are not Registrable Securities ("Company Securities").

         (h) If a registration pursuant to this Section 6.1 involves an Underwritten Offering and the managing underwriter shall advise the Company that, in its judgment, the number of shares proposed to be included in such Offering should be limited due to market conditions, then the Company will promptly so advise each holder of Registrable Securities that has requested registration, and the Company Securities, if any, shall first be excluded from such Offering to the extent necessary to meet such limitation; and if further exclusions are necessary to meet such limitation, the shares shall be excluded pro rata until such limitation has been met.

         SECTION 6.2. PIGGYBACK REGISTRATIONS.

         (a) If the Company at any time after its first Public Offering proposes to register any of its equity or debt securities under the Securities Act (other than a registration on Form S-4 or S-8 or any successor or similar forms thereto and other than pursuant to a registration under Section 6.1), whether or not for sale for its own account, on a form and in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, it will give written notice to all the holders of Registrable Securities promptly of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration (including, without limitation; (x) whether or not such registration will be in connection with an underwritten offering of Registrable Securities and, if so, the identity of the managing underwriter and whether such offering will be pursuant to a "best efforts" or "firm commitment" underwriting and (y) the price (net of any underwriting commissions, discounts and the like) at which the Registrable Securities are reasonably expected to be sold) if such disclosure is acceptable to the managing underwriter. Upon the written request of any such holder delivered to the Company within 30 calendar days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use best efforts to effect the registration under the Securities Act of all of the Registrable Securities that the Company has been so requested to register; provided however, that:

                  (i) If, at any time after giving such written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities who made a request as hereinabove provided and thereupon the Company shall be relieved of its obligation to register any Registerable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights, of the holders of the Registrable Securities to request that such registration be effected as a registration under Section 6.1 to the extent the Company is then obligated to file a registration statement pursuant to that section.

                  (ii) If such registration involves an Underwritten Offering, all holders of Registrable Securities requesting some or all of their Registrable Securities to be included in the Company's registration must sell that portion of their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company.

No registration effected under this Section 6.2 shall relieve the Company of its obligation to effect the registrations provided for in Section 6.1.

         (b) The Company shall not be obligated to effect any registration of Registrable Securities under this Section 6.2 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans.

         (c) The Registration Expenses incurred in connection with each registration of Registrable Securities requested pursuant to this Section 6.2 shall be paid by the Company.

         (d) If a registration pursuant to this Section 6.2 involves an Underwritten Offering and the managing underwriter advises the Company that, in its opinion, the number of securities proposed to be included in such registration should be limited due to market conditions, then the Company will include in such registration (i) first, the securities the Company proposes to sell, and (ii) second, the number of shares of Common Stock requested to be included in such registration that, in the opinion of such managing underwriter, can be sold, such amount to be allocated pro rata among all such requesting holders on the basis of the class of securities and the relative number of shares of Registrable Securities, as the case may be, each such holder has requested to be included in such registration.

         (e) In connection with any Underwritten Offering with respect to which holders of Registrable Securities shall have requested registration pursuant to this Section 6.2, the Board of Directors of the Company shall have the right to select the managing underwriter with respect to the offering.

         SECTION 6.3. REGISTRATION PROCEDURES.

         (a) If and whenever the Company is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in Section 6.1 or 6.2, the Company will, as expeditiously as possible:

                  (i) Prepare and, in any event within 60 calendar days after the end of the period within which requests for registration may be given to the Company, file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective, provided that the Company may discontinue any registration of its securities that is being effected pursuant to Section 6.2 at any time prior to the effective date of the registration statement relating thereto.

                  (ii) Prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period as may be requested by the Stockholders holding a majority of the Registrable Securities not exceeding nine months and to comply with the provisions of the Securities Act with respect to the disposition of all Securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, that before filing a registration statement or prospectus relating to the sale of Registrable Securities, or any amendments or supplements thereto, the Company will furnish to counsel to each holder of Registrable Securities covered by such registration statement or prospectus, copies of all documents proposed to be filed, which documents will be subject to the review of such counsel, and the Company will give reasonable consideration in good faith to any comments of such counsel.

                  (iii) Furnish to each holder of Registrable Securities covered by the registration statement and to each underwriter, if any, of such Registrable Securities, such number of copies of a preliminary prospectus and prospectus for delivery in conformity with the requirements of the Securities Act, and such other documents, as such Person may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities.

                  (iv) Use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition of the Registrable Securities owned by such seller, in such jurisdictions, except that the Company shall not for any such purpose be required (1) to qualify to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 6.3(a)(iv), it is not then so qualified, or (2) to subject itself to taxation in any such jurisdiction, or (3) to take any action which would subject it to general or unlimited service of process in any such jurisdiction where it is not then so subject.

                  (v) Use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

                  (vi) Immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 6.3(a)(ii), if the Company becomes aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such seller, deliver a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, each prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (vii) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, in each case as soon as practicable, but not later than 45 calendar days after the close of the period covered thereby (90 calendar days in case the period covered corresponds to a fiscal year of the Company), an earnings statement of the Company which will satisfy the provisions of Section 11 (a) of the Securities Act.

                  (viii) Use its best efforts in cooperation with the underwriters to list such Registrable Securities on each securities exchange as they may reasonably designate.

                  (ix) In the event the offering is an Underwritten Offering, use its best efforts to obtain a "cold comfort" letter from the independent public accountants for the Company in customary form and covering such matters of the type customarily covered by such letters.

                  (x) Execute and deliver all instruments and documents (including in an Underwritten Offering an underwriting agreement in customary form) and take such other actions and obtain such certificates and opinions as the Stockholders holding a majority of the Registerable Securities may reasonably request in order to effect an underwritten public offering of such Registrable Securities.

                  (xi) Make available for inspection by the seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

                  (xii) Obtain for delivery to the underwriter or agent an opinion or opinions from counsel for the Company in customary form and in form and scope reasonably satisfactory to such underwriter or agent and their counsel.

         (b) Each holder of Registrable Securities will, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 6.3(a)(vi), forthwith discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.3(a)(vi).

         (c) If a registration pursuant to Section 6.1 or 6.2 involves an Underwritten Offering, each holder of Registerable Securities agrees, whether or not such holder's Registrable Securities are included in such registration, not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, or of any security convertible into or exchangeable or exercisable for any Registrable Securities (other than as part of such Underwritten Offering), without the consent of the managing underwriter, during a period commencing seven calendar days before and ending 180 calendar days (or such lesser number as the managing underwriter shall designate) after the effective date of such registration.

         SECTION 6.4. INDEMNIFICATION.

         (a) In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 6.1 or 6.2, the Company will, and it hereby agrees to, indemnify and hold harmless, to the extent permitted by law, each seller of any Registrable Securities covered by such registration statement, each Affiliate of such seller and their respective directors, officers, employees and agents or general and limited partners (and directors, officers, employees and agents thereof) and, if such seller is a portfolio or investment fund, its investment advisors or agents, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, as follows:

                  (i) against any and all loss, liability, claim, damage or expense whatsoever arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense reasonably incurred by them in connection with investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or mission to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, employee, agent, general or limited partner, investment advisor or agent, underwriter or controlling Person and shall survive the transfer of such securities by such Seller.

         (b) The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with
Section 6.1 or 6.2, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.4(a)) the Company with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller. In that event, the obligations of the Company and such sellers pursuant to this Section 6.4 are to be several and not joint; provided, however, that, with respect to each claim pursuant to this Section, the Company shall be liable for the full amount of such claim, and each such seller's liability under this Section 6.4 shall be limited to an amount equal to the net proceeds (after deducting the underwriting discount and expenses) received by such seller from the sale of Registrable Securities held by such seller pursuant to this Agreement.

         (c) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in this Section 6.4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 6.4, except to the extent (not including any such notice of an underwriter) that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim (in which case the indemnifying party shall not be liable for the fees and expenses of more than one firm of counsel selected by holders of a majority of the Registerable Securities included in the offering or more than one firm of counsel for the underwriters in connection with any one action or separate but similar or related actions), the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnifying party in connection with the defense thereof, provided that the indemnifying party will not agree to any settlement without the prior consent of the indemnified party (which consent shall not be unreasonably withheld) unless such settlement requires no more than a monetary payment for which the indemnifying party agrees to indemnify the indemnified party and includes a full, unconditional and complete release of the indemnified party; provided, however, that the indemnified party shall be entitled to take control of the defense of any claim as to which, in the reasonable judgment of the indemnifying party's counsel, representation of both the indemnifying party and the indemnified party would be inappropriate under the applicable standards of professional conduct due to actual or potential differing interests between them. In the event that the indemnifying party does not assume the defense of a claim pursuant to this Section 6.4(c), the indemnified party will have the right to defend such claim by all appropriate proceedings, and will have control of such defense and proceedings, and the indemnified party shall have the right to agree to any settlement without the prior consent of the indemnifying party. Each indemnified party shall, and shall cause its legal counsel to, provide reasonable cooperation to the indemnifying party and its legal counsel in connection with its assuming the defense of any claim, including the furnishing of the indemnifying party with all papers served in such proceeding. In the event that an indemnifying party assumes the defense of an action under this Section 6.4(c), then such indemnifying party shall, subject to the provisions of this Section 6.4, indemnify and hold harmless the indemnified party from any and all losses, claims, damages or liabilities by reason of such settlement or judgment.

         (d) The Company and each seller of Registerable Securities shall provide for the foregoing indemnity (with appropriate modifications) in any underwriting agreement with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority.

         SECTION 6.5. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances under which the indemnity contemplated by Section
6.4 is for any reason not available or insufficient for any reason to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, the parties required to indemnify by the terms thereof shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, any seller of Registrable Securities and one or more of the underwriters, except to the extent that contribution is not permitted under
Section 11 (f) of the Securities Act. In determining the amounts which the respective parties shall contribute, there shall be considered the relative benefits received by each party from the offering of the Registrable Securities by taking into account the portion of the proceeds of the offering realized by each, and the relative fault of each party by taking into account the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. The Company and each Person selling securities agree with each other that no seller of Registrable Securities shall be required to contribute any amount in excess of the amount such seller would have been required to pay to an indemnified party if the indemnity under Section 6.4(b) were available. The Company and each such seller agree with each other and the underwriters of the Registerable Securities, if requested by such underwriters, that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or for the underwriters' portion of such contribution to exceed the percentage that the underwriting discount bears to the initial public offering price of the Registrable Securities. For purposes of this Section 6.5, each Person, if any, who controls an underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such underwriter, and each director and each officer of the Company who signed the registration statement, and each Person, if any, who controls the Company or a seller of Registrable Securities within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company or a seller of Registrable Securities, as the case may be.

         SECTION 6.6. RULE 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information) , and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of

Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

                                  ARTICLE VII
                                  TERMINATION

         SECTION 7.1. CERTAIN TERMINATIONS.

         (a) Except to the extent specifically provided elsewhere in this Agreement, the provisions of Articles II, III, IV and V shall terminate on the date on which any of the following events first occurs: (i) a Qualified Public Offering, or (ii) the tenth anniversary of the date of this Agreement.

         (b) Notwithstanding the foregoing, this Agreement shall in any event terminate with respect to any Stockholder when such Stockholder no longer owns any shares of Common Stock or Stock Rights.

                                  ARTICLE VIII
                                 MISCELLANEOUS

         SECTION 8.1. SUCCESSORS AND ASSIGNS. Except as provided in Section 4.2 and as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. No Stockholder may assign any of its rights hereunder to any Person other than a transferee that has complied with the requirements of Sections 4.2 and 5.3 (if applicable) as provided therein in all respects. The Company may not assign any of its rights hereunder to any Person other than an Affiliate of the Company. If any transferee of any Stockholder shall acquire any shares of Stock or Stock Rights, in any manner, whether by operation of law or otherwise, such Stock or Stock Rights shall be held, subject to all of the terms of this Agreement, and by taking and holding such Securities such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement.

         SECTION 8.2. AMENDMENT AND MODIFICATION; WAIVER OF COMPLIANCE.

         (a) This Agreement may be amended only by a written instrument duly executed by the Stockholders and all Permitted Transferees. In the event of the amendment or modification of this Agreement in accordance with its terms, the Stockholders shall cause the Board of Directors of the Company to meet within 30 calendar days following such amendment or modification or as soon thereafter as is practicable for the purpose of adopting any amendment to the Articles of Incorporation and By-Laws of the Company that may be required as a result of such amendment or modification to this Agreement, and, if required, proposing such amendments to the Stockholders entitled to vote thereon, and the Stockholders agree to vote in favor of such amendments.

         (b) Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         (c) In the event of any conflict between the provisions of this Agreement and the provisions of any other agreement, the provisions of this Agreement shall govern and prevail, except as otherwise provided herein.

         SECTION 8.3. NOTICES. Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex or telecopy (with such telex or telecopy confirmed promptly in writing sent by first class mail), or first class mail, or other similar means of communication, as follows:

                  (i) If to the Company, addressed to its principal executive offices to the attention of its Secretary; and

                  (ii) If to a Stockholder, to the address of such Stockholder set forth in the stock records of the Company, or to such other address as any party shall have specified by notice given to the other parties in the manner specified above; and

         All such communications shall be deemed to have been given or made when so delivered by hand or sent by telex (answer back received) or telecopy, or if mailed, five business days after being so mailed.

         SECTION 8.4. ENTIRE AGREEMENT; GOVERNING LAW.

         (a) This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject transactions contemplated hereby and supersede all prior oral and written agreements and memoranda and undertakings among the parties hereto with regard to this subject matter. The Company represents to the Stockholders that the rights granted to the holders hereunder do not in any way conflict with and are not inconsistent with the rights granted or obligations accepted under any other agreement (including the Articles of Incorporation) to which the Company is a party.

         (b) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF KANSAS (WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN KANSAS).

         SECTION 8.5. INJUNCTIVE RELIEF. The Stockholders acknowledge and agree that a violation of any of the terms of this Agreement will cause the Stockholders irreparable injury for which adequate remedy at law is not available. Therefore, the Stockholders agree that each Stockholder shall be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any Stockholder from committing any violations of the provisions of this Agreement.

         SECTION 8.6. INSPECTION. For so long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any Stockholder at the principal executive offices of the Company.

         SECTION 8.7. HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 8.8. RECAPITALIZATIONS, EXCHANGES, ETC., AFFECTING THE SECURITIES.

         (a) The provisions of this Agreement shall apply to the full extent set forth herein with respect to the Stock and the Stock Rights, and to any and all equity or debt securities of the Company, or any successors or assigns of the Company (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, such equity or debt securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

         SECTION 8.9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

                                         COMPANY:

                                         KIN NETWORK, INC.



                                         BY:
                                           ------------------------------------
                                                  E. CLARKE GARNETT
                                                  PRESIDENT



                                         STOCKHOLDERS:


                                         ADVANCED COMMUNICATIONS
                                         GROUP, INC.



                                         BY:
                                           ------------------------------------
                                                  ROD K. CUTSINGER
                                                  CHAIRMAN AND CHIEF EXECUTIVE
                                                  OFFICER



                                         LIBERTY CELLULAR, INC.



                                         BY:
                                           ------------------------------------
                                                  E. CLARKE GARNETT

                                                  PRESIDENT AND CHIEF EXECUTIVE
                                                  OFFICER


                                      -34-